UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2023

VITAL ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street	Suite 1000
Tulsa	Oklahoma	74120
(Address of principal executive offices)		(Zip code)
 Registrant's telephone number, including area code: (918) 513-4570

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Vital Energy, Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "Annual Meeting") on Thursday, May 25, 2023. At the Annual Meeting, upon the recommendation of Company's Board of Directors (the "Board"), the Company's stockholders were requested to: (1) elect Dr. Craig M. Jarchow, Jason Pigott, Edmund P. Segner, III and Dr. Shihab Kuran to serve on the Board for terms of office expiring at the Company's 2026 Annual Meeting of Stockholders and thereafter until each of their successors is elected and qualified or his earlier resignation or removal, and elect John Driver to serve on the Board for a term of office expiring at the Company's 2025 Annual Meeting of Stockholders and thereafter until his successor is elected and qualified or his earlier resignation or removal; (2) ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023; (3) approve an advisory (non-binding) resolution regarding the compensation of the Company's named executive officers; and (4) approve the second amendment and restatement of the Vital Energy, Inc. Certificate of Incorporation (the "Amendment and Restatement") to make certain technical, administrative and clarifying changes and remove obsolete language relating to the prior equity ownership of Warburg Pincus, LLC.

As of March 28, 2023, the record date for the Annual Meeting, there were 17,025,123 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and a total of 12,088,765 shares (approximately 71%) were represented in person or by proxy at the Annual Meeting, constituting a quorum. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, each of which is more fully described in the Company's proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 6, 2023:

1.Each of the following directors were elected to the Board to serve until the expiration of their respective term at the applicable annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his earlier resignation or removal. Votes regarding the election of these directors were as follows:

NOMINEE	CLASS	YEAR	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
John Driver	III	2025	7,863,700	308,310	29,068	3,887,687
Dr. Craig M. Jarchow	I	2026	7,854,343	241,334	105,401	3,887,687
Jason Pigott	I	2026	7,931,384	225,930	43,764	3,887,687
Edmund P. Segner, III	I	2026	7,771,532	242,749	186,797	3,887,687
Dr. Shihab Kuran	I	2026	7,849,789	322,822	28,467	3,887,687

2.Ernst & Young LLP was ratified as the Company's independent registered public accounting firm for the year ending December 31, 2023. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
12,012,593	72,646	3,526	0

3.The voting results for the advisory (non-binding) resolution regarding the compensation of the Company's named executive officers were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
7,443,246	620,906	136,926	3,887,687

4.The voting results for the Amendment and Restatement were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
10,813,660	280,419	994,686	0

The Company's stockholders did not approve the Amendment and Restatement, because the proposal required the affirmative vote of at least 75% of the outstanding shares entitled to vote on this proposal. This proposal received approval from approximately 97% of the votes cast, but only received the affirmative vote of approximately 64% of the outstanding shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: May 25, 2023	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer